As filed with the Securities and Exchange Commission on April 27, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

TIBCO SOFTWARE INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0449727
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3303 Hillview Avenue

Palo Alto, California 94304

Address of principal executive offices, including zip code

1996 STOCK OPTION PLAN

(Full title of the plan)

Christopher G. O’Meara

Executive Vice President and

Chief Financial Officer

TIBCO Software Inc.

3303 Hillview Avenue

Palo Alto, CA 94304

(Name and address of agent for service)

(650) 846-1000

(Telephone number, including area code, of agent for service)

Copy to:

Brian C. Erb, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock $.001 par value	10,691,808 shares	$6.87	$73,452,720.96	$8645.39

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated in accordance with Rule 457(h) and Rule 457(c) solely for the purpose of calculating the registration fee of shares reserved for future issuance under the Registrant’s 1996 Stock Option Plan, based upon the average of the high and low sales prices of the Registrant’s Common Stock on April 20, 2005 as reported on the Nasdaq National Market.

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

TIBCO SOFTWARE INC.

REGISTRATION STATEMENT ON FORM S-8

GENERAL INSTRUCTION E INFORMATION

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission (the “Commission”) on December 24, 2003 (File No. 333-111548), December 20, 2002 (File No. 333-102082), May 21, 2002 (File No. 333-88770), December 21, 2001 (File No. 333-75736), December 22, 2000 (File No. 333-52644), February 10, 2000 (File No. 333-30088) and October 12, 1999 (File No. 333-88811) are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed by Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(a)	Registrant’s Annual Report on Form 10-K for the fiscal year ended November 30, 2004;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Company document referred to in (a) above; and

(c)	The description of Registrant’s common stock from its Registration Statement on Form 8-A filed with the Commission on July 1, 1999.

(d)	Registrant’s Current Report on Form 8-K/A filed with the Commission on August 20, 2004 and Current Report on Form 8-K filed with the Commission on December 23, 2003.

In addition, all documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8. Exhibits

Exhibit Number	Description
4.1*	1996 Stock Option Plan

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of PricewaterhouseCoopers LLP, Independent Auditors, London, England with respect to Staffware plc

23.3	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.4	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (see page 2)

*	Incorporated by reference to exhibits filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ended November 30, 2004, filed with the Commission on February 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 27th day of April, 2005.

TIBCO SOFTWARE INC.

By:	/s/ Christopher G. O’Meara
Christopher G. O’Meara
Executive Vice President and Chief
Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher G. O’Meara as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Vivek Y. Ranadivé Vivek Y. Ranadivé	President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	April 27, 2005

/s/ Christopher G. O’Meara Christopher G. O’Meara	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 27, 2005

/s/ Sydney L. Carey Sydney L. Carey	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	April 27, 2005

/s/ Eric Dunn Eric Dunn	Director	April 27, 2005

/s/ Naren Gupta Naren Gupta	Director	April 27, 2005

/s/ Peter Job Peter Job	Director	April 27, 2005

/s/ Philip Wood Philip Wood	Director	April 27, 2005

INDEX TO EXHIBITS

Exhibit Number	Description
4.1*	1996 Stock Option Plan

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of PricewaterhouseCoopers LLP, Independent Auditors, London, England with respect to Staffware plc

23.3	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.4	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (see page 2)

*	Incorporated by reference to exhibits filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ended November 30, 2004, filed with the Commission on February 14, 2005.